Exhibit 10.6

EXECUTIVE COMPENSATION PLAN

Plan Year 2005

George Ellis

I.              Annual Base Salary $360,000

II.      Performance Incentive Bonus (IB): $250,000 annually.  Your 2005 Incentive Bonus will be payable only after completion of the 2005 fiscal year (not in quarterly advance payments) and only if EBITDA, after payment of the bonus, equals or exceeds the 2005 budgeted EBITDA annual target and each of the milestones set forth below is satisfied.  If the EBITDA target is not met, no bonus shall be payable regardless of satisfaction of the performance milestones.

•      If SoftBrands files a Registration under Section 12(g) of the Securities Exchange Act of 1934 (the “34 Act”) with the Securities and Exchange Commission, and such registration becomes effective during fiscal 2005 without notification from the Securities and Exchange Commission (the “Commission”) that the filing, as it may be amended, is deficient or not in compliance with the rules and regulations of the Commission under the 34 Act.

•      If Management provides in a timely filed annual report on from 10-K for the year ended September 30, 2005, (i) management’s report on the Company’s internal controls over financial reporting conformity with Item 308(a) of Regulations S-K of the Commission that contains no qualification as to any material weaknesses and (ii) is accompanied by a registered public accounting firm’s attestation report on management’s assessment of the registrant’s internal controls over financial reporting that contains no qualification as to material weaknesses.  (i.e. completion of establishment of an internal control framework in accordance with Section 404 of the Sarbanes Oxley Act of 2002).

•      If the Company’s Common Stock becomes listed on a National Securities Exchange (the NYSE or the AMEX) or on the Nasdaq National Market or Nasdaq Small Cap.

Note:  SoftBrands must be in compliance with all debt covenants for any period in which a bonus is paid.

III.           Should you leave the company for any reason; any bonus “not yet received” will be paid per your employment agreement